Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA CONSIDERS AN EQUITY FINANCING FOR ITS BIOPROCESS GROUP

Toronto, Ontario, November 28, 2006 – SunOpta Inc. (NASDAQ – STKL) (TSX – SOY) today announced that it has engaged two investment banks as agents with an intention of raising up to $30,000,000 U.S. in equity capital in a private placement for a minority position within the SunOpta BioProcess Group. SunOpta believes this is the time to seek investment partners for its BioProcess Group due to increasing interest it is seeing in cellulosic ethanol and its BioProcess technology, which SunOpta believes makes the production of cellulosic ethanol commercially possible. The proceeds of the financing will be used to invest in cellulosic ethanol production and to continue development of expanded process applications utilizing the Group’s technology and expertise in providing integrated bioprocess solutions. The decision to proceed with this equity financing will be dependant upon the ultimate valuation, satisfactory due diligence and the transfer of the BioProcess Group into a wholly-owned subsidiary of SunOpta.

The securities to be sold in the financing will not be registered under the United States Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder.

About the SunOpta BioProcess Group

The SunOpta BioProcess Group is a leader in the design, construction and optimization of biomass conversion equipment and facilities. With over 30 years experience in delivering biomass solutions worldwide, the BioProcess Group combines its application expertise with innovative technologies to produce cellulosic ethanol, cellulosic butanol, xylitol, and dietary fiber for human consumption; and is currently supplying equipment and technology to three cellulosic ethanol projects in the U.S., Spain, and China.

About SunOpta Inc.
SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; the Opta Minerals Group, a producer, distributor, and recycler of environmentally friendly industrial materials; and the SunOpta BioProcess Group which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements
Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to references to business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:
SunOpta Inc.	Investment Community Inquiries:
Jeremy N. Kendall, Chairman & CEO	Lytham Partners, LLC
Steve Bromley, President & COO	Joe Diaz
John Dietrich, Vice President & CFO	Robert Blum
Susan Wiekenkamp, Information Officer	Joe Dorame
Tel: 905-455-2528, ext 103	Tel: 602-889-9700
susan.wiekenkamp@sunopta.com	diaz@lythampartners.com
Website: www.sunopta.com